UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2022

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02      Unregistered Sales of Equity Securities.

The description of the Liminal Warrants (as defined below) contained in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01      Other Events.

On January 27, 2022, Ocugen, Inc. (the “Company”) announced that it had entered into a non-binding letter of intent (“LOI”) with Liminal Biosciences, Inc. (“Liminal”) on January 24, 2022 for the acquisition of Liminal’s manufacturing site in Belleville, Ontario, for a combination of cash and warrants to purchase the Company’s common stock, par value $0.01 per share (“Common Stock”).

On January 24, 2022, as consideration for entering into the LOI, the Company issued warrants (the “Liminal Warrants”) to purchase 2,311,404 shares of the Company’s Common Stock at an exercise price of $3.76, subject to certain adjustments. The Liminal Warrants vest and become exercisable upon closing of the transactions contemplated by the LOI and terminate on the tenth anniversary of the issuance date, unless earlier terminated in accordance with their terms. The Liminal Warrants are cancellable by the Company in the event the transactions contemplated by the LOI are not consummated.

The issuance of the Liminal Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Liminal Warrants is qualified in its entirety by reference to the full text of the Form of Liminal Warrant, a copy of which will be filed by the Company as an exhibit to a future periodic report as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2022

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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